SERIES 1997 NOTE AGREEMENT

        SERIES 1997 NOTE AGREEMENT (this "Agreement"), dated as of April 1, 1997, among THE INDUSTRIAL DEVELOPMENT BOARD OF THE CITY OF LAWRENCEBURG, a Tennessee public nonprofit corporation (the "Board"), NATIONSBANK OF TENNESSEE, NATIONAL ASSOCIATION, a national banking association with its principal office in Nashville, Tennessee (the "Purchaser"), and JONES APPAREL GROUP, INC., a Pennsylvania corporation (the "Lessee").

        PRELIMINARY STATEMENTS:

        WHEREAS, the Board is a public nonprofit corporation and a public instrumentality of the City of Lawrenceburg, Tennessee, and is authorized under Sections 7-53101 to 7-53-311, inclusive, Tennessee Code Annotated, as amended (hereinafter called the "Act"), to acquire, whether by purchase, exchange, gift, lease, or otherwise, and to own, lease and dispose of properties for the public purpose of promoting industry and developing trade by inducing manufacturing, industrial, governmental, educational and commercial enterprises to locate in or remain in the State of Tennessee; and

        WHEREAS, the Lessee heretofore leased from the Board pursuant to the Lease (as defined herein) certain distribution facilities located on land owned by the Board and located in the City of Lawrenceburg, Tennessee, and in connection therewith the Board issued its Taxable Revenue Note Series 1996 Jones Apparel Group Project, Inc.) (the "Series 1996 Note") to finance the cost thereof; and

        WHEREAS, Lessee has requested the Board to reimburse it for its costs to be incurred by Lessee in connection with the Board's enhancement of such facilities by issuing its note to the Purchaser and by using the proceeds from the issuance of such note for the purpose of reimbursing the Lessee for the cost of constructing and equipping a new 210,000 square foot distribution facility to be located on the leased premises adjacent to the existing distribution facility; and

        WHEREAS, the Board proposes to issue and sell its 1997 note (the "Series 1997 Note") to the Purchaser pursuant to this Agreement and further proposes to use the proceeds from the sale thereof to perform its obligations under such Lease; and

        WHEREAS, the Series 1996 Note and the Series 1997 Note proposed to be issued under this Agreement will be secured by, among other security, the amended and restated assignment of the rental payments under the Lease and the amended and restated deed of trust from the Board with respect to the property on which the distribution facilities are located.

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        NOW, THEREFORE, in consideration of the premises, the Board, the
Purchaser and the Lessee hereby agree as follows:

                                  ARTICLE I
                                 DEFINITIONS

        In addition to the terms defined in the preamble hereto, and elsewhere herein, the following terms have the following respective meanings as used in this Agreement unless the context otherwise requires:

        "Act" means Sections 7-53-101 to 7-53-311, inclusive, of Tennessee Code Annotated, as amended.

        "Agreement" means this Series 1997 Note Agreement as it now exists and as it may hereafter be amended.

        "All Unpaid Installments" shall have the same meaning as in the Lease.

        "Assignment" means the Amended and Restated Assignment Agreement dated as of April 1, 1997 from the Board to the Purchaser.

        "Authorized Lessee Representative" means the President or any Vice President of the Lessee, except that the Lessee may, by written notice to the Noteholder, designate additional Authorized Lessee Representatives or delete Authorized Lessee Representatives.

        "Basic Rent" means the Basic Rent payable pursuant to Section 4.01 of the Lease.

        "Building" shall have the same meaning as in the Lease.

        "Business Day" means any day other than a Saturday, Sunday, or a public holiday or the equivalent for banks generally under the laws of State of Tennessee.

        "Closing Date" means the date agreed to by the parties as the date to close the sale of the Series 1997 Note but in no event later than April 18, 1997.

        "Deed of Trust" means the Amended and Restated Construction Deed of Trust and Security Agreement with respect to the Project dated as of April 1, 1997 from the Board for the benefit of the Purchaser as amended, restated and supplemented.

        "Default Rate" shall have the same meaning as in the Series 1996 Note.

        "Documents" means the Lessee Documents and the Series 1997 Note
Documents.

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        "Environmental Indemnity' means the Environmental Law Compliance and indemnity Agreement dated -as of April 1, 1997 among the Lessee and the Purchaser.

        "Escrow and Security Agreement" means the Escrow and Security Agreement dated as of April 1, 1997 by and among the Board, Lessee and NationsBank of Tennessee, National Association, as Escrow Agent and Trustee.

        "Event of Default" means an Event of Default as defined in Article VI hereof.

        "First Amendment to Lease" means the First Amendment to Lease dated as of April 1, 1997 by and between the Board and Lessee.

        "First Amendment to the Amended and Restated Deed of Trust And Security Agreement" means the First Amendment to the Amended and Restated Deed of Trust said Security Agreement dated as of April 1, 1997 entered into by the Board, NationsBank of Tennessee, National Association and Lessee.

        "Holder," whether or not capitalized, means the registered owner from time to time of the Series 1997 Note.

        "Land" means the real property described in Schedule A to the Lease.

        "Lease" means the Lease dated as of May 1, 1996 between the Board, as lessor, and the Lessee, as lessee, as amended by the First Amendment to Lease and as such lease may hereafter be amended.

        "Leased Property" means the Land, the Building and all other improvements now or hereafter located on the Land.

        "Lessee" means Jones Apparel Group, Inc., a Pennsylvania corporation.

        "Lessee Documents" means this Agreement, the Lease, the Series 1997 Guaranty, the Escrow and Security Agreement and the Environmental Indemnity.

        "Noteholder" or "Purchaser" means NationsBank of Tennessee, National Association, a national banking association with its principal office in Nashville, Tennessee, as the original purchaser and registered owner of the Series 1997 Note, and any subsequent registered owner of the Series 1997 Note.

        "Notes" mean collectively the Series 1996 Note and the Series 1997 Note.

        "Prior Note Agreements" means collectively the Note Agreement, dated November 23, 1993, the Series 1995 Note Agreement dated as of June 30, 1995, the Note Agreement dated as of May 1, 1996, all by and among the Board, the Lessee and the Purchaser.

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        "Prime Rate" shall have the same meaning as in the Series 1997 Note.

        "Project" means the Land, the Building and any personal property located therein including any and all equipment used at or in connection with the Project, but excluding any inventory owned by Lessee.

        "Series 1996 Note" means the Taxable Revenue Note, Series 1996 (Jones Apparel Group, Inc. Project) dated May 1, 1996 in the principal amount of $5,000,000 issued by the Board.

        "Series 1997 Guaranty" means that certain Series 1997 Guaranty Agreement dated as of April 1, 1997 from Lessee.

        "Series 1997 Note" means the Taxable Revenue Note, Series 1997 (Jones Apparel Group, Inc. Project) dated the date hereof in the principal amount of $10,000,000 issued by the Board.

        "Series 1997 Note Documents" means this Agreement, the Lease, the Series 1997 Note, the Deed of Trust, the First Amendment to the Amended and Restated Deed of Trust and Security Agreement, the Series 1997 Guaranty, the Escrow and Security Agreement and the Assignment.

        "Tangible Net Worth" means the excess of Lessee's Total Assets (excluding receivables from Lessee's officers and intangible assets determined in accordance with generally accepted accounting principles) over Total Liabilities (exclusive of capital stock and surplus), all determined in accordance with generally accepted accounting principles consistently applied.

        "Total Assets" shall mean total assets determined in according with generally accepted accounting principles consistently applied.

        "Total Liabilities" shall mean total liabilities determined in accordance with generally accepted accounting principles consistently applied.

                                  ARTICLE II
                   AMOUNT AND TERMS OF THE SERIES 1997 NOTE

        SECTION 2.01. The Series 1997 Note. The Purchaser agrees to purchase and the Board agrees to sell, at par, on the terms and conditions hereinafter set forth, the Taxable Revenue Note, Series 1997 (Jones Apparel Group, Inc. Project) of the Board in the principal amount of Ten Million Dollars ($10,000,000). The Series 1997 Note shall contain the terms and conditions and shall be substantially in the form of Exhibit A hereto.

        SECTION 2.02. Purchasing the Series 1997 Note. The Series 1997 Note shall be purchased on the Closing Date. Not later than 4:00 P.M. (Nashville time) on the Closing

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Date, and upon fulfillment of the applicable conditions set forth in Article
III, the Purchaser will purchase the Series 1997 Note by application of immediately available funds on behalf of the Board in the manner set forth in Section 20.03 of the Lease.

        SECTION 2.03.  Application of Payments.  Except as otherwise provided in
Article XX of the Lease, any payment or prepayment of Basic Rent under the Lease shall be applied as a payment or prepayment first to accrued interest on the Notes and the remainder, if any, to prepayment penalty, if any, and then to principal installments on the Notes in the inverse order of maturity. Any payment or prepayment on the Series 1996 Note or the Series 1997 Note shall be applied as a payment or prepayment of Basic Rent under the Lease.

        SECTION 2.04. Payments. Each payment on the Series 1997 Note shall be made not later than 12:00 Noon (Nashville time) on the day when due at the place designated in the Series 1997 Note in immediately available funds. Whenever any payment to be made hereunder or under the Series 1997 Note shall be stated to be due on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and such extension of time shall in such case be included in computing such interest.

        SECTION 2.05. Use of Proceeds. All of the proceeds from the sale of the Series 1997 Note will be used as provided in Section 20.03 of the Lease.

                                 ARTICLE III
                            CONDITIONS OF PURCHASE

        SECTION 3.01. Conditions Precedent to the Purchase of the Series 1997 Note. The obligation of the Purchaser to purchase the Series 1997 Note is subject to the conditions precedent that the Purchaser shall have received on or before the Closing Date the following, each in form and substance satisfactory to the Purchaser:

        (a)  The Series 1997 Note duly executed by the Board.

        (b)  The Assignment duly executed by the Board.

        (c) The First Amendment to Lease and the Escrow and Security Agreement duly executed by the Board and the Lessee.

        (d)  The Deed of Trust duly executed by the Board.

        (e) The First Amendment to the Amended and Restated Deed of Trust and Security Agreement executed by the parties thereto.

        (f)  The Series 1997 Guaranty duly executed by the Lessee.

        (g)  The Environmental Indemnity duly executed by the Lessee.

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        (h) Evidence of the completion of all recordings and filings as may be necessary or, in the opinion of the Purchaser, desirable to perfect the liens, assignments and security interests created by the Documents, and evidence that all other actions necessary or, in the opinion of the Purchaser, desirable to perfect and protect the priority lien, assignment and security interest created by the Documents have been taken.

        (i) Certified copies of the resolutions of the Board of Directors of the Board approving each Series 1997 Note Document and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to each Series 1997 Note Document.

        (j) A Certificate of the Secretary, or similar officer, of the Board certifying the names and true signatures of the officers of the Board authorized to sign each Series 1997 Note Document and the other documents to be delivered by it hereunder.

        (k) Certified copies of the Resolutions of the Board of Directors of the Lessee approving each Lessee Document and of all documents evidencing other necessary corporate action and governmental approval, if any, with respect to each Lessee Document.

        (l) A Certificate of the Secretary, or similar officer, of the Lessee certifying the names and true signatures of the officers of the Lessee authorized to sign each Lessee Document and the other documents to be delivered by it hereunder.

        (m) The opinion of Boston, Bates & Holt, counsel for the Lessee, dated the date hereof, and in form acceptable to Purchaser.

        (n) The opinion of White and Betz, counsel for the Board, dated the date hereof, and in form acceptable to Purchaser.

        (o) A paid title insurance policy, prepared upon an opinion of counsel approved by the Purchaser, in form and content, and with a company, acceptable to the Purchaser, in the amount of $15,000,000 insuring that the Deed of Trust creates a valid first lien in and upon the Project, free and clear of all defects and encumbrances except as set forth on Schedule B to the Lease and containing full coverage against liens of mechanics, materialmen, laborers and any other party who might claim statutory or common law liens.

        (p)  Evidence satisfactory to the Purchaser as to:

             (i) Methods of access to and egress from the Project, and nearby or adjoining public ways, meeting the reasonable requirements of similar projects;

             (ii) The availability of storm and sanitary sewer facilities meeting the reasonable requirements of the Project;

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             (iii) The availability of other required utilities, such as electricity, water, etc., reasonably required to serve the Project; and

             (iv) The securing of all requisite governmental approvals of sanitary facilities, and other matters that are subject to the jurisdiction of any governmental authority.

        (q) Suitable policies or evidence of insurance in accordance with the terms of the Lease and this Agreement.

        (r) A survey, certified by a surveyor registered as such in Tennessee, to which is attached a certificate satisfactory to the Purchaser, which survey shall disclose all improvements, easements and rights-of-way, and the Building.

        (s) An environmental report, prepared by an environmental engineering firm acceptable to the Purchaser, if requested by Purchaser, with respect to the premises, in form, substance and detail satisfactory to the Purchaser.

        (t)  Such other items as the Purchaser may reasonably request.

                                  ARTICLE IV
                  REPRESENTATIONS, COVENANTS AND WARRANTIES
                                 OF THE BOARD

        SECTION 4.01. Representations and Warranties of the Board. The Board represents and warrants as follows:

           (a) The Board is a duly established, organized and existing public corporation under the laws of the State of Tennessee. Each of the directors of the Board is a duly qualified elector of and taxpayer in the City of Lawrenceburg, Tennessee, and no director is an officer or employee of the City of Lawrenceburg, Tennessee. The composition of the Board of Directors of the Board is in conformity with the requirements of Section 7-53-301 of the Act.

           (b) The Board has all requisite power, authority and legal right to execute and deliver the Series 1997 Note Documents and all other instruments and documents to be executed and delivered by the Board pursuant hereto, to perform and observe the provisions thereof and to carry out the transactions contemplated thereby. All corporate action on the part of the Board which is required for the execution, delivery, performance and observance by the Board of the Series 1997 Note Documents has been duly authorized and effectively taken, and such execution, delivery, performance and observation by the Board do not contravene applicable law or any contractual restriction binding on or affecting the Board.

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           (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by the Board of, and performance by the Board of its obligations under, any Series 1997 Note Document except for the filing of a Report on Debt Obligation with the Division of Local Finance, Comptroller's Office, as required by Chapter 402, Public Acts of 1989.

           (d) This Agreement is, and each other Series 1997 Note Document when delivered hereunder will be, legal, valid and binding special obligations of the Board enforceable against the Board in accordance with their respective terms.

           (e) There is no default of the Board in the payment of the principal of or interest on any of its indebtedness for borrowed money or under any instrument or instruments or agreements under and subject to which any indebtedness for borrowed money has been incurred which does or could affect the validity and enforceability of the Series 1997 Note Documents or the ability of the Board to perform its obligations thereunder, and no event has occurred and is continuing under the provisions of any such instrument or agreement which constitutes or, with the lapse of time or the giving of notice, or both, would constitute such a default.

           (f) There is not pending or, to the knowledge of the undersigned officers of the Board, threatened any action or proceeding before any court, governmental agency or arbitrator (i) to restrain or enjoin the issuance or delivery of the Series 1997 Note or the collection of any revenues pledged under the Assignment, (ii) in any way contesting or affecting the authority for the issuance of the Series 1997 Note or the validity of any of the Series 1997 Note Documents, or (iii) in any way contesting the existence or powers of the Board.

           (g) In connection with the authorization, issuance and sale of the Series 1997 Note, the Board has complied with all provisions of the Constitution and laws of the State of Tennessee, including the Act and Sections 8-44-104, et seq., of Tennessee Code Annotated (the "Public Meetings Act").

           (h) The Board has not assigned or pledged and will not assign or pledge its interest in the Lease for any purpose other than to secure the Series 1996 Note and the Series 1997 Note under the Assignment.
        The Series 1996 Note and the Series 1997 Note constitute the only notes or other obligations of the Board in any manner payable from the revenues to be derived from the Lease, and except for the Series 1996 Note and the Series 1997 Note, no notes or other obligations have been or will be issued on the basis of the Lease.

           (i) The Board is not in default under any provision of its Certificate of Incorporation or By-Laws, and is not in default under any of the provisions of

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        the laws of the State of Tennessee which default would affect its existence or its powers referred to in subsection (b) of this Section.

           (j) No member, officer or other official of the Board has any interest whatsoever in the Lessee or in the transactions contemplated by the Lease.

           (k) The Board will not enter into any agreement or instrument which might in any way prevent or materially impair its ability to perform its obligations under the Series 1997 Note Documents.

           (l) The Board will not consent or agree to any modification of the Lease or waive compliance with any of the terms thereof, unless any such modification or waiver shall have been agreed to in writing by the Noteholder.

           (m) The Board will execute, acknowledge where appropriate, and deliver from time to time promptly at the request of the Noteholder all such instruments and documents as in the opinion of the Noteholder are necessary or desirable to carry out the intent and purpose of any of the Documents.

        SECTION 4.02. Affirmative Covenants. So long as the Series 1997 Note shall remain unpaid, the Board will, upon request of the Noteholder and provided it shall be furnished with sufficient funds to pay all costs and expenses (including attorney's fees) reasonably incurred by it as such costs and expenses accrue:

           (a) Take all action and do all things which it is authorized by law to take and do in order to perform and observe all covenants and agreements on its part to be performed and observed under the Series 1997 Note Documents.

           (b) Execute, acknowledge where appropriate, and deliver from time to time promptly at the request of the Noteholder all such instruments and documents as in the opinion of the Noteholder are necessary or desirable to carry out the intent and purpose of the Series 1997 Note Documents or Lessee Documents (or any of them).

                                     ARTICLE V
             OTHER REPRESENTATIONS, COVENANTS AND WARRANTIES OF LESSEE

        SECTION 5.01. Representations and Warranties. In order to induce the Board to amend and modify the Lease and the Purchaser to purchase the Series 1997 Note, Lessee hereby represents and warrants to, and agrees with, the Board, the Purchaser and any subsequent Noteholder as follows:

        (a) Organization. The Lessee is a corporation duly organized, validly existing and in good standing under the laws of the State of Pennsylvania and has all requisite power and

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authority to own and operate its properties and to carry on its business as now being conducted. Lessee shall remain a corporation duly organized and existing and in good standing under the laws of the State of Pennsylvania, and is and shall remain duly qualified to do business in Tennessee and each state other than Tennessee in which qualification is necessary. Neither the execution, the delivery, nor the performance of this Agreement and all related documents by Lessee will constitute a default under or conflict with Lessee's charter or bylaws or any agreement, contract, document, or instrument to which Lessee now is a party. The execution of all necessary resolutions and other prerequisites of corporate actions have been duly performed so that the individual executing this Agreement and related documents on behalf of Lessee is duly authorized to bind Lessee by his signature.

        (b) Requisite Power and Authorization. This Agreement constitutes, and upon execution and delivery thereof, the other Lessee Documents will constitute, legal, valid and binding obligations of the Lessee enforceable against the Lessee in accordance with their respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally. The Lessee has full power and authority, corporate and otherwise, to execute and deliver, and to perform all of its obligations under, each of the Lessee Documents. All corporate action which is required for such execution, delivery and performance has been validly taken.

        (c) Approvals. No approval, consent or other authorization (corporate, governmental or otherwise) of, or filing with, any court, agency, commission or other authority or entity is required for the due execution, delivery, performance or observance by the Lessee of this Agreement or for the payment of any sums thereunder.

        (d) Litigation. There is no litigation or proceeding pending against Lessee or, to the knowledge of Lessee, threatened that, if decided adversely to Lessee, would have a material effect upon its financial condition. Lessee is not subject to any outstanding court or administrative order.

        (e) Financial Statements. The financial statements of Lessee heretofore delivered to the Purchaser fairly and accurately reflect the financial condition and capital structure of Lessee as of the dates thereof. Since said date, no material adverse change in either has occurred or, to the knowledge of Lessee, is threatened. All financial statements delivered to Purchaser have been prepared in accordance with generally accepted accounting principles, consistently applied, and are true, accurate and complete in every material respect. Without limiting the foregoing, Lessee warrants that such financial statements disclose all known contingent liabilities as well as direct liabilities. Lessee acknowledges that Purchaser agreed to purchase the Series 1997 Note in reliance upon such financial statements, and Lessee warrants that no material adverse change has occurred in the financial condition of any person or entity as set forth in such financial statements. Lessee warrants that Lessee has good and marketable title to the assets disclosed on Lessee's balance sheet disclosed to Purchaser, subject only to liens, security interests and other encumbrances noted thereon.

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        (f) Taxes.  Lessee is not presently delinquent in the payment of any taxes imposed by any governmental authority or in the filing of any tax return and Lessee is not involved in a dispute with any taxing authority over tax amounts due. Lessee covenants that all future taxes assessed against Lessee shall be timely paid and that all tax returns required of Lessee shall be timely filed.

        SECTION 5.02. Lease. The Lessee shall punctually pay all Basic Rent and other amounts due under the Lease and shall promptly perform all of its other obligations under the Lease.

        SECTION 5.03. Inspection. The Lessee and the Board shall permit the Noteholder and any representative of the Noteholder to visit and inspect the Leased Property at such time as either the Board or the Lessee has title to any part thereof, to examine the books of account of the Lessee and to discuss Lessee's affairs, finances and accounts with Lessee and independent certified public accountants, all during business hours and as often as the Noteholder or any such representatives may reasonably request. Any inspection or examination pursuant to this paragraph shall be for the sole purpose of protecting the security of the Noteholder and shall not be construed as a representation by the Noteholder that there has been compliance with the plans and specifications for the Project or that the Project will be or is free of faulty materials or workmanship, or a waiver of any right the Noteholder may have against Lessee or any other party.

        SECTION 5.04.  Expenses Paid by Lessee, indemnification.

        (a) The Lessee will pay in full all reasonable out-of-pocket expenses of the Board and the Purchaser incurred in connection with the preparation, execution and delivery of this Agreement and the Lease and the consummation of the transactions contemplated by such documents, including but not limited to
(i) the fees and disbursements of the Board's counsel, and Purchaser's counsel,
(ii) all taxes(other than income taxes) applicable to such transactions, (iii) all present and future recording and filing fees and recording and filing taxes,
(iv) all expenses incident to the preparation of the Documents and any other documents relating to the Lease or the Series 1997 Note, and (v) all survey and title insurance premiums, fees and expenses.

        (b) The Lessee shall pay to or reimburse in full the Board and Noteholder for all costs and expenses incurred in the collection or enforcement of (or in respect of any action taken to collector enforce) the Documents upon any default thereunder, or in any investigation of any such default, including reasonable attorneys' fees.

        (c) The Lessee shall indemnify and hold harmless both the Board, the Purchaser and any subsequent Noteholder (and all officers and directors of both the Board, the Purchaser and any subsequent Noteholder) against all liabilities, claims, costs and expenses imposed or asserted against either the Board or the Purchaser for (i) any loss or damage to property or injury or death of any person that may be occasioned by any cause whatsoever pertaining to the renovation, maintenance, operation or use of the Leased Property, (ii) any breach or default on the part of the Lessee in the performance of any covenant or agreement

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under the Lessee Documents or arising from any act or failure to act by the
Lessee or any of his agents, contractors, servants, employees or licensees or arising from any accident, injury or damage whatsoever caused to any person, firm or corporation occurring in or about the Leased Property, or (iii) any such claim or action or proceeding brought thereon.

        (d) The obligations of the Lessee under this Section 5.04 shall survive the payment in full of all amounts payable under the Series 1997 Note to the extent set forth above.

        SECTION 5.05. Performance of Lessee or Board Obligations by Series 1997 Noteholder. Without having any obligation to do so and only if an Event of Default has occurred and is continuing, the Noteholder may perform or pay any obligation which the Lessee is obligated to pay or perform under any of the Lessee Documents or which the Board is obligated to pay or perform under any of the Series 1997 Note Documents. All of the following shall bear interest at the Default Rate and, together with such interest, be repaid by the Lessee to the Noteholder on demand: (1) all sums advanced or paid by the Noteholder under this Section, and (2) all costs reasonably incurred or paid by the Noteholder in the exercise of its rights under this Section.

        SECTION 5.06. Further Assurances. Lessee will execute such other assignments, security agreements, financing statements, and other documents that Purchaser may deem necessary to further evidence the obligations provided for in the Lease or to perfect, extend, or clarify Purchaser's rights in any property securing or intended to secure the Series 1997 Note. Any Vice President of Purchaser is hereby appointed as Lessee's attorney-in-fact with full power of substitution for the signing of financing statements and other similar filings with government offices for perfecting security interests granted hereby. Purchaser acknowledges that this power of attorney is coupled with an interest and is irrevocable.

        SECTION 5.07. Financial Statements. The Lessee will provide to the Purchaser (i) within forty-five days in the case of the Lessee, after the end of the Lessee's fiscal quarter, financial statements of the Lessee, in form and content satisfactory to Purchaser including a complete balance sheet and profit and loss statement for each quarter; (ii) within one hundred twenty days after the close of Lessee's fiscal year, complete certified audited financial statements of Lessee, prepared in accordance with generally accepted accounting principles, consistently applied, prepared by a certified public accountant acceptable to Purchaser; and (iii) a quarterly compliance certificate from an officer of the Lessee acknowledging that the Lessee is not in default in the performance of any provisions of the Lessee Documents and that the Lessee is in compliance with all fiscal covenants contained in the Lessee Documents.

        SECTION 5.08. Cash Flow to Debt Service Ratio. Lessee shall at all times maintain a ratio of Cash Flow to Debt Service of not less than 10.0 to
1.0 except as provided below. For the purposes of this covenant, "cash flow" shall mean earnings of Lessee before interest, taxes, depreciation and amortization and "debt service" shall mean the sum of the current portion of long term debt and capitalized leases, dividends, and treasury stock repurchases. In the event Lessee is engaged in an active stock repurchase program, Lessee shall

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at all times maintain a ratio of Cash Flow to Debt Service of not less than 1.5 to 1.0. An active stock repurchase program shall mean that Lessor has purchased during the immediately preceding thirty day period not less than $1,000,000 of its own Common Stock.

        SECTION 5.09.  RESERVED

        SECTION 5.10. Dividends and Loans or Advances. The Lessee will not pay or make, directly or indirectly, to any related company, (i) dividends;
(ii) royalty fees or related company management or consulting fees; and (iii) any loans or advances for the duration of this Agreement unless immediately before and immediately after paying or making such dividend, royalty fee or related company management or consulting fee or any loan or advance, the Lessee was and remains in compliance with the other covenants contained herein.

        SECTION 5.11. Liabilities to Tangible Net Worth. Lessee will not permit its ratio of Total Liabilities to its Tangible Net Worth to exceed .75 to 1 at any time during the term of the Lease.

        SECTION 5.12. Insurance. The Lessee will maintain public liability insurance insuring against bodily injury and property damage with liability limits of $500,000 for each occurrence and $10,000,000 aggregate liability and fire and extended coverage insurance on all assets in such form and in such amounts as are consistent with industry practices and with insurers satisfactory to the Purchaser. The Lessee shall provide evidence of insurance (together with written agreement by the insurer or insurers to give Purchaser 30 days' prior written notice of cancellation) to the Purchaser and the Lessee shall name the Purchaser as the loss payee on any and all such insurance policies relating to the Leased Property.

        SECTION 5.13. Use of Project. Lessee will keep the Project free from any lien, security interest, or encumbrance other than that granted to Purchaser by the Board pursuant to the Deed of Trust and in good order and repair and will not waste or destroy the Project or any part thereof. Lessee will not use the Project in violation of any statute or ordinance. Lessee's business activities are conducted in accordance with all applicable laws and regulations, and Lessee covenants that such activities shall continue to be so conducted. Purchaser may examine and inspect the Project at any time.

        SECTION 5.14. No Conflicting Agreements. Lessee is not a party to any contract or agreement and is not subject to any contingent liability that does or may impair Lessee's ability to perform under the terms of this Agreement.
The execution and performance of this Agreement will not cause a default under any other contract or agreement to which Lessee or any property of Lessee is subject, and will not result in the imposition of any charge, penalty, lien or other encumbrance against any of Lessee's property except in favor of Purchaser.

        SECTION 5.15. Notice to Purchaser of Certain Events. Lessee covenants to give Purchaser prompt written notice of any litigation, arbitration, administrative proceeding or investigation that may hereafter be instituted or threatened against Lessee in which the potential liability of Lessee exceeds $250,000. Lessee covenants to give Purchaser written notice within ten days of (i) the creation or discovery of any material additional contingent liability or the occurrence of any other material adverse change in the financial condition of Lessee, (ii) the occurrence of any event, or presence of any condition, which constitutes an Event of Default or which with the giving of notice, the passage of time, or both, would constitute a default, and (iii) the change of the name of Lessee.

        SECTION 5.16. Further Assurances. Lessee covenants that it will execute, acknowledge where appropriate, and deliver from time to time promptly at the request of the purchaser all such instruments and documents as in the opinion of the Purchaser are necessary or desirable to carry out the intent and purpose of the Series 1997 Note Documents or Lessee Documents (or any of them).

        SECTION 5.17. Merger, Sale of Assets, Certificates and-Loans. Lessee will not, without the prior written consent of the Purchaser:

        (a) enter into any merger or consolidation; provided, however, that Lessee may, without the consent of Purchaser, merge or consolidate with any other company as long as the Lessee shall be the continuing or surviving corporation;

        (b) sell, lease, convey or otherwise dispose of any of its property or assets, except that Lessee may (i) grant liens or encumber any of its property (other than its interest in the Lease) (ii) dispose of property in the ordinary course of business and (iii) otherwise dispose of its properties as long as the aggregate fair market value of the property so disposed of in any fiscal year of the Lessee also does not exceed $1,000,000; and

        (c) submit to the Purchaser any certificate or other document that contains any untrue statement of a material fact or omits to state a material fact necessary to make it not misleading.

        SECTION 5.18. Borrowing. Lessee will not create, incur, assume or become liable in any manner for any indebtedness for borrowed money, deferred payment for the purchase of assets, lease payments, as surety or guarantor for the debt of another, or otherwise plan to purchase, except for normal trade debts incurred in the ordinary course of Lessee's business, and except for existing indebtedness disclosed to Purchaser in writing and acknowledged by Purchaser prior to the date of this Agreement.

                                  ARTICLE VI
                              EVENTS OF DEFAULT

        The occurrence of any one or more of the following events shall constitute an Event of Default hereunder:

        (a) non-payment when due of any installment of interest on the Series 1996 Note or the Series 1997 Note; or

        (b) non-payment when due of any installment of principal on the Series 1996 Note or the Series 1997 Note whether at maturity, by acceleration or mandatory prepayment; or

        (c) non-payment when due of any other amount required to be paid by the Lessee or the Board hereunder or under any other Document (other than a default under subsections (a) or (b) above) continued for ten (10) days after written notice thereof to the Lessee; or

        (d)  the occurrence of an "Event of Default" as defined in Article
             14.01 of the Lease which continues beyond the applicable cure period provided therein, if any; or

        (e) indebtedness of the Lessee in excess of $50,000 shall be declared to be due and payable, or required to be prepaid other than by regularly scheduled or other mandatory required prepayment, prior to the stated maturity thereof; or

        (f) any representation or warranty made by Lessee herein or in the Lease is untrue in any material respect when made;

        (g) default by the Lessee in the due observance or performance of any term, covenant, condition or agreement on its part to be performed under any of the Documents (other than a default under subsections (a), (b), (c), (d), (e) or (f) above) continued for thirty (30) days after written notice specifying such default has been given to the Lessee;

        (h) default by the Lessee in the due observance or performance of any term covenant, condition or agreement on its part to be performed under the Prior Note Agreements, or any of them, except that no default shall be deemed to exist under the Prior Note Agreements by reason of a breach of the financial covenants contained in Sections 5.07, 5.08 and 5.11 of the Prior Note Agreements unless there is a breach of any of the financial covenants contained in

             Section 5.07 through 5.11 hereof, which the parties agree shall supersede and replace Sections 5.07 through 5.11 of the Prior Note Agreements. The parties further agree that the provisions of
             Section 5.09 contained in the Prior Note Agreements are deleted and are of no further force and effect. Except as modified hereby, the terms of the Prior Note Agreements remain in full force and effect; or

        (i) default under any notes issued by the Board or Purchaser for the benefit of Lessee or under any and all other documents, instructions, deeds of trust, mortgages, security agreements, guaranties, executed and/or delivered by Lessee or the Board in connection therewith (the "Loan Documents"); it being agreed that a default under any of such Loan Documents shall be a default hereunder and vice versa.

                                 ARTICLE VII
                                MISCELLANEOUS

        SECTION 7.01. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy, or telex communication) and mailed, telecopied, telexed, telegraphed or delivered, if to the Board, at its address, c/o White & Betz, 22 Public Square, Lawrenceburg, Tennessee 38464-0488, Attention: Alan C. Betz, Esq.;
if to the Purchaser, at its address at NationsBank of Tennessee, National Association, 255 N. Military Avenue, Lawrenceburg, Tennessee 38464, Attention:
Mr. Timothy E. Pettus; if to any Noteholder other than the Purchaser, at the address indicated on the note register maintained pursuant to Section 7.02 hereof; if to the Lessee, at its address at Jones Apparel Group, Inc., 250 Rittenhouse Circle, Bristol, Pennsylvania 19007, Attention: Chief Financial Officer; or, as to each party, at such other address as shall be designated by such party in a written notice to the other party. All such notices and communications shall, when mailed or telegraphed; be effective three days after deposit in the mails or delivery to the telegraph company, respectively, addressed as aforesaid. All such notices and communications otherwise transmitted shall be effective upon receipt by the addressee.

        SECTION 7.02. Series 1997 Note Registration. The Series 1997 Note shall be registered (as hereinafter provided) in the name of the owner on a note register to be provided for that purpose by the Board in the office of the Lessee, as note registrar. The note registrar and the note register shall be subject to change upon written notice thereof from the Noteholder. No transfer thereof shall be valid unless made at the written request of the registered owner or his legal representative, on said note register and evidence of transfer of the Series 1997 Note furnished to the note registrar. Principal of, premium, if any, and interest on the Series 1997 Note will be paid by check to the registered owner by mail at the address shown on the note register or at such other place as may be directed by the Noteholder, which directions shall be noted in the note register.

        The person in whose name the Series 1997 Note shall be registered shall be deemed and regarded as the absolute owner thereof for all purposes, and payment of or on account of the interest on or the principal of the Series
1997 Note shall be made only to or upon the order of the registered owner thereof or his legal representative, but such registration may be changed as hereinabove provided. All such payments shall be valid and effectual to satisfy and discharge the liability upon the Series 1997 Note to the extent of the sum or sums paid.

        SECTION 7.03. No Waiver: Remedies. No failure on the part of the Noteholder to exercise, and no delay in exercising, any right under any Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Document preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in the Documents are cumulative and not exclusive of any remedies provided by law.

        SECTION 7.04. Binding Effect, Governing Law. This Agreement shall be binding upon and inure to the benefit of the Board, the Purchaser and the Lessee and their respective successors and assigns, except that the Board shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Purchaser. This Agreement and the Series 1997 Note shall be governed by, and construed in accordance with, the laws of the State of Tennessee except to the extent that applicable federal law may permit any higher rate of interest.

        SECTION 7.05. Acquisition of the Series 1997 Note For Account of the Purchaser. The Purchaser represents and warrants that it will acquire the Series 1997 Note and the other Series 1997 Note Documents to be acquired by it for its own account and, except that the Purchaser may grant participation interests therein to other financial institutions, not with a view to the distribution or any disposition thereof, and that it has no present intention of making any such distribution or disposition provided that the disposition of the Purchaser's property shall at all times be and remain within its control. In the event that the Purchaser or any subsequent Noteholder should transfer the Series 1997 Note, the Purchaser or any subsequent Noteholder shall give prompt written notice to the Board and the Lessee of the name and address of the transferee. Until such time as the Board and the Lessee receive such notice from the Purchaser and the name and address of the transferee have been entered on the note register and noted on the Series 1997 Note, the Board and the Lessee shall be entitled to assume that the Purchaser is the Noteholder and that the Noteholder is as reflected in the most recent entry on the note register and the most recent notation on the Series 1997 Note.

        SECTION 7.06. Severability. In the event that any clause or provision of any Series 1997 Note Document shall be held to be invalid by any court of competent jurisdiction, the invalidity of such clause or provision shall not affect any of the remaining provisions of such Series 1997 Note Document.

        SECTION 7.07. Payment on Non-Business Days. Whenever any payment to be made hereunder or under the Series 1997 Note shall be stated to be due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day.

        SECTION 7.08. No Liability of Board's Officers, Etc. No recourse under or upon any obligation, covenant or agreement contained in this Agreement or the Assignment, or in the Series 1997 Note, or under any judgment obtained against the Board, or by the enforcement of any assessment or by any legal or equitable proceeding by virtue of any constitution or statute or otherwise or under any circumstances, under or independent of this Agreement or the Assignment, shall be had against any incorporator, member, director or officer, as such, past, present or future, of the Board, either directly or through the Board, or otherwise, for the payment for or to the Board or any receiver thereof, or for or to the holder of the Series 1997 Note or otherwise, of any sum that may be due and unpaid by the Board upon the Series 1997 Note. Any and all personal liability of every nature, whether at common law or in equity, or by statute or by constitution or otherwise, of any such incorporator, member, director or officer, as such, to respond by reason of any act or omission on his part or otherwise, for the payment for or to the Board or any receiver thereof, or for or to the holder of the Series 1997 Note or otherwise, of any sum that may remain due and unpaid upon the Series 1997 Note, is hereby expressly waived and released as a condition of and consideration for the execution of this Agreement and the issue of the Series 1997 Note.

        SECTION 7.09. No Liability of the City of Lawrenceburg, Tennessee, The City of Lawrenceburg, Tennessee shall not in any event be liable for the payment of the principal of, premium, if any, or interest on the Series 1997 Note, or for the performance of any pledge, mortgage, obligation or agreement of any kind whatsoever herein or indebtedness by the Board, and neither the Series
1997 Note nor any of the agreements or obligations of the Board contained in this Agreement or the Assignment or otherwise shall be construed to constitute an indebtedness of the City of Lawrenceburg, Tennessee, within the meaning of any constitutional or statutory provision whatsoever.

        SECTION 7.10. Term of Agreement. This Agreement and all terms and provisions hereof shall survive the closing of the purchase and delivery of the Series 1997 Note and shall not be merged into the Series 1997 Note or any other documents evidencing the Series 1997 Note or the purchase thereof. The term of this Agreement shall be from the date hereof until the date of payment in full of the Series 1997 Note and all other obligations of the Board or the Lessee hereunder and under the other Documents.

        SECTION 7.11. Arbitration. Any controversy or claim between or among the parties hereto including but not limited to those arising out of or relating to this Agreement, or any related notes or instruments, including any claim based on or arising from an alleged tort, shall be determined by binding arbitration in accordance with the Federal Arbitration Act (or if not applicable, the applicable state law), the rules of practice and procedure for the arbitration of commercial disputes of Judicial Arbitration and Mediation Services, Inc. (J.A.M.S.) Endispute or any successors thereto as supplemented by any special rules set forth in any of the Loan Documents including the special rules set forth below. In the event of any inconsistency, the special rules shall control. Judgment upon any arbitration award may be entered in any court having jurisdiction. Lessee consents to the exclusive jurisdiction of the courts of competent jurisdiction in Davidson County, Tennessee. Any party to the Agreement may bring an action, withholding a summary of expeditional providing, to compel arbitration of any controversy or claim to which this Agreement applies to any court having jurisdiction over such action.

        (A) Special Rules. The arbitration shall be conducted in Davidson County, Tennessee and administered by J.A.M.S. who will appoint an arbitrator. If J.A.M.S. is unable or legally precluded from administering the arbitration, then the American Arbitration Association will serve. All arbitration hearings will be commenced within 90 days of the demand for arbitration; further, the arbitrator shall only, upon a showing of cause, be permitted to extend the commencement of such hearing for an additional 60 days.

        (B) Reservation of Rights. Nothing herein shall be deemed to (i) limit the applicability of any otherwise applicable statutes of limitation or repose and any waivers contained in this Agreement; or (ii) be a waiver by the Purchaser of the protection afforded to it by 12 U.S.C. Sec. 91 or any substantially equivalent state law; or (iii) limit the right of the purchaser
(a) to exercise self help remedies such as (but not limited to) setoff, or (b) to foreclosure against any real or personal property collateral, or (c) to obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief, writ of possession or the appointment of a receiver.
The Purchaser may exercise such self help rights, foreclosure upon such property, or obtain such provisional or ancillary remedies before, during or after the pendency of any arbitration proceeding brought pursuant to this Agreement. Neither the exercise or self help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in such action, to arbitrate the merits of the controversy or claim occasioning resort to such remedies.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                  THE INDUSTRIAL DEVELOPMENT BOARD OF
                                  THE CITY OF LAWRENCEBURG

                                  By: /s/ Jerry Putman
                                      Chairman
ATTEST:
Caralyne Thompson
          Secretary

                                  NATIONSBANK OF TENNESSEE, NATIONAL
                                  ASSOCIATION

                                  By: /s/ Tim Pettus
                                  Title: Senior V. Pres.

                                  JONES APPAREL GROUP, INC.

                                  By: /s/ Gary R. Klocek
                                  Title: Corp. Controller